UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 14, 2022
Summit Midstream Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
910 Louisiana Street, Suite 4200
Houston, TX 77002
(Address of principal executive office) (Zip Code)
(Registrant’s telephone number, including area code): (832) 413-4770
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	SMLP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
Acquisitions
On October 14, 2022, Summit Midstream Holdings, LLC (“SMP Holdings”), a wholly owned subsidiary of Summit Midstream Partners, LP (NYSE: SMLP) (“Summit,” “SMLP” or the “Partnership”) entered into definitive agreements (the “Acquisition Agreements”) with each of Outrigger Energy II LLC and Sterling Investment Holdings LLC to acquire each of Outrigger DJ Midstream LLC (“Outrigger DJ”), and Sterling Energy Investments LLC, Grasslands Energy Marketing LLC and Centennial Water Pipelines LLC (collectively, “Sterling DJ”), respectively. In the transactions (the “Transactions”), SMLP will acquire natural gas gathering and processing systems, a crude oil gathering system, freshwater rights, and a subsurface freshwater delivery system in the DJ Basin for an aggregate cash consideration of $305 million, subject to customary transaction adjustments. The Outrigger DJ and Sterling DJ consolidated asset portfolio is located in Weld, Morgan, and Logan Counties, Colorado and Cheyenne County, Nebraska. The Acquisition Agreements contain customary representations and warranties, covenants, indemnification and termination provisions, including the requirement to obtain representations and warranties insurance. The Transactions are expected to close during the fourth quarter of 2022, subject to customary closing conditions and regulatory approvals, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
Under the terms of the Acquisition Agreements, Summit will acquire 100% of the membership interest in Outrigger DJ from Outrigger Energy II LLC for cash consideration of $165 million, subject to adjustment, and 100% of the membership interests in each of Sterling Energy Investments LLC, Grasslands Energy Marketing LLC and Centennial Water Pipelines LLC from Sterling Investment Holdings LLC for cash consideration of approximately $140 million, subject to adjustment. As of the date hereof, SMLP has paid $10 million to Sterling DJ to be held in a deposit escrow account, pending closing and post-closing adjustments, if any. The acquisitions will be financed through a combination of borrowings under Summit’s ABL Credit Facility pursuant to the Credit Agreement (as defined below) and $85 million aggregate principal amount of additional 8.500% Senior Secured Second Lien Notes due 2026. The Transactions represent a reinvestment of approximately $115 million of the net proceeds received from the previously announced divestitures of Summit’s Lane Gathering and Processing System, in the Delaware Basin, and Bison Gas Gathering System, in the Williston Basin. Pro forma for the Transactions, SMLP expects to have approximately $325 million drawn on its $400 million ABL Credit Facility at the end of 2022.
This Current Report on Form 8-K includes certain statements concerning expectations for the future that are forward-looking statements as defined by federal securities law, including with respect to the expected closing date of the Transactions, expected financing, benefits of the Transactions to Summit and borrowings. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that are described in the Partnership’s quarterly and annual reports and are difficult to predict and many of which are beyond management’s control.
Financing Matters
On October 14, 2022, SMP Holdings entered into commitment letters with certain investors (the “Commitment Parties”) to purchase an aggregate of $85,000,000 aggregate principal amount of 8.500% Senior Secured Second Lien Notes due 2026 (the “Notes”) at an issue price of not less than 99.26%, subject to the execution of a definitive purchase agreement and the satisfaction of other customary conditions contained therein.
On October 14, 2022, SMP Holdings entered into the First Amendment to Loan and Security Agreement (the “ABL Amendment”), pursuant to which SMP Holdings amended its revolving credit facility governed by the Loan and Security Agreement dated as of November 2, 2021 (the “Credit Agreement”), by and among SMLP, as parent guarantor, SMP Holdings, as borrower, the subsidiaries of SMP Holdings party thereto, as subsidiary guarantors, the lenders party thereto from time to time and Bank of America, N.A., as agent for such lenders. The ABL Amendment includes amendments to the Credit Agreement that (a) permit SMLP to hold the proceeds of the Notes in a deposit account under the control of SMLP or one of its subsidiaries until the Transactions are completed and (b) replace the ability of SMP Holdings to elect that borrowings under the Credit Agreement accrue interest at the London Inter-Bank Offered Rate (LIBOR), plus a margin, with the ability of SMP Holdings to elect that borrowings under the Credit Agreement accrue interest at a forward-looking term rate based on the secured overnight financing rate (SOFR), plus a margin, and plus a spread adjustment ranging from 0.11448% to 0.42826% depending on the applicable interest period.
Item 7.01 Regulation FD Disclosure.
On October 17, 2022, the Partnership issued a press release announcing the Outrigger DJ and Sterling DJ acquisitions, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission, whether or not filed under the Securities Act of 1933, as amended, or the 1934 Act, regardless of any general incorporation language in such document.

Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses or funds acquired.
To the extent required, financial statements related to the Transactions will be filed as part of an amendment to the Current Report on Form 8-K required to be filed with respect to the consummation of the Transactions (the “Closing 8-K”) not later than 71 calendar days after the date the Closing 8-K is required to be filed.
(b) Pro Forma Financial Information.
To the extent required, pro forma financial information related to the Transactions will be filed as part of an amendment to the Closing 8-K not later than 71 calendar days after the date the Closing 8-K is required to be filed.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated October 17, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

		By:	Summit Midstream GP, LLC (its general partner)

Dated:	October 17, 2022	/s/ William J. Mault
William J. Mault, Executive Vice President and Chief Financial Officer
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